UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2016

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

CoBiz Financial Inc. (the Company) has a lease agreement with Kesef, LLC, an entity managed by Evan Makovsky, a member of the Board of Directors of the Company.  The lease was set to expire on May 31, 2016.  On April 1, 2016, the Company executed a fourth amendment to the lease extending the term to December 31, 2016.  Base rent will be $151,377.75 per month for the extended term.  The amendment also includes an option to extend for one, two, or three months in the amount of $211,206.00 per month for base rent.

The foregoing description of the fourth amendment to the lease does not purport to be complete and is qualified in its entirety by reference to the fourth amendment to the lease which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the fourth amendment to the lease agreement discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

10.1Fourth amendment to lease, dated April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date: April 5, 2016
/s/ Lyne Andrich
Lyne Andrich
EVP & CFO

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth amendment to lease, dated April 1, 2016